Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Yingli Green Energy Holding Company Limited:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148353) of Yingli Green Energy Holding Company Limited of our report dated May 15, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

May 15, 2015